Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2023 relating to the financial statements, which appears in the Registration Statement on Form S-1 (No. 333-279915) of Structure Therapeutics Inc. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-1 (No. 333-279915) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
June 5, 2024